Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below are certain subsidiaries of
E. I. du Pont de Nemours and Company

Name	Organized Under Laws Of
1811324 Ontario Limited	Canada
Belco Technologies Corporation	New Jersey
Christiana Insurance, LLC	Vermont
Coastal Training Technologies Corp.	Virginia
Danisco US Inc.	California
Danisco USA Inc.	Kansas
DPM Netherlands B.V.	The Netherlands
DPNL BV	The Netherlands
Du Pont (Australia) PTY LTD.	Australia
Du Pont Agricultural Chemicals Ltd., Shanghai	China
Du Pont de Nemours (Belgium) BVBA	Belgium
Du Pont de Nemours Development Sarl	Switzerland
Du Pont de Nemours Italiana S.r.l.	Italy
Du Pont Far East (Philippines Branch)	The Phillipines
Du Pont Far East (Vietnam Branch)	Vietnam
Du Pont Teijin Advanced Papers (Asia) Limited	Hong Kong
Du Pont Vietnam Limited	Vietnam
DuPont (China) Research & Development and Management Co., Ltd.	China
DuPont (Korea) Inc.	Korea
DuPont (New Zealand) Limited	New Zealand
DuPont (Shanghai) Electronic Materials	China
DuPont (Shenzhen) Industrial Company Ltd.	China
DuPont (Thailand) Limited	Thailand
DuPont (U.K.) Industrial Limited	United Kingdom
DuPont (U.K.) Limited	United Kingdom
DuPont (UK) Electronic Materials Limited	United Kingdom
DuPont Acquisition (Luxembourg) S.a.r.l.	Luxembourg
DuPont Acquisition, LLC	Delaware
DuPont Agricultural Caribe Industries, Ltd.	Bermuda
DuPont Apollo (Shenzhen) Limited	China
DuPont Argentina S.R.L.	Argentina
DuPont Asia Pacific Limited	Delaware
DuPont Asturias, S.L.	Spain
DuPont Authentication, Inc.	Utah
DuPont Belgium North America Finance Company	Belgium
DuPont Beteiligungs GmbH	Austria
DuPont Capital Management Corporation	Delaware
DuPont Chemical and Energy Operations, Inc.	Delaware
DuPont China Holding Company Ltd.	China
DuPont China Limited	Hong Kong
DuPont Company (Singapore) Pte Ltd.	Singapore
DuPont Contern (Luxembourg) SARL	Luxembourg
DuPont Coordination Center N.V.	Belgium
DuPont DACI Beteiligungs-GmbH	Austria

Name	Organized Under Laws Of
DuPont Danisco Cellulosic Ethanol LLC	Delaware
DuPont de Nemours (Deutschland) GmbH	Germany
DuPont de Nemours (France) S.A.S.	France
DuPont de Nemours (Luxembourg) S.a.r.l.	Luxembourg
DuPont de Nemours (Nederland) B.V.	The Netherlands
DuPont de Nemours Groupe SAS	France
DuPont de Nemours Holding LLC (DuPont de Nemours Holding S.a.r.l.)	Switzerland
DuPont de Nemours International S.a.r.l.	Switzerland
DuPont de Nemours South Africa (Pty) Ltd.	South Africa
DuPont Denmark Holding ApS	Denmark
DuPont Deutschland Holding GmbH & Co. KG	Germany
DuPont do Brasil S.A.	Brazil
DuPont Electronics Microcircuits Industries, Ltd.	Bermuda
DuPont Energy Company, LLC	Delaware
DuPont Global Operations, Inc.	Delaware
DuPont Iberica, S.L.	Spain
DuPont Industrial (Luxembourg) S.a r.l.	Luxembourg
DuPont Integration (Luxembourg) S.a.r.l	Luxembourg
DuPont Integration, LLC	Delaware
DuPont International (Luxembourg) SCA	Luxembourg
DuPont International B.V.	The Netherlands
DuPont International Operations S.a r.l.	Switzerland
DuPont Kabushiki Kaisha	Japan
DuPont Kazakhstan LLP	Kazakhstan
DuPont KGA B.V.	The Netherlands
DuPont Mexico S.A. de C.V.	Mexico
DuPont North America Inc.	Delaware
DuPont Nutrition Biosciences ApS	Denmark
DuPont Operations (Luxembourg) S.a r.l.	Luxembourg
DuPont Operations Worldwide, Inc.	Delaware
DuPont Operations, Inc.	Delaware
DuPont Properties (Luxembourg) S.A.R.L.	Luxembourg
DuPont Quimica de Venezuela, C.A.	Venezuela
DuPont Scandinavia GmbH	Delaware
DuPont Science (Luxembourg) S.a r.l.	Luxembourg
DuPont Solutions (Luxembourg) S.a r.l.	Luxembourg
DuPont Taiwan Limited	Taiwan
DuPont Technology (Luxembourg) S.a.r.l.	Luxembourg
DuPont Teijin Films China LTD.	Hong Kong
DuPont Textiles & Interiors Delaware, Inc.	Delaware
DuPont Trading (Shanghai) Co., Ltd.	China
DuPont Ukraine LLC	Ukraine
DuPont-MRC Company, Ltd.	Japan
E.I. DuPont Canada- Thetford Inc.	Canada
E.I. DuPont Canada Company	Canada
E.I. DuPont India Private Limited	India
EKC Technology, Inc.	California
Electronic Materials Du Pont Dongguan Ltd	China
FCC Acquisition Corporation	California
Hickory Holdings, Inc.	Delaware
Holding Du Pont SA de CV	Mexico
Howson Algraphy BV	The Netherlands

Name	Organized Under Laws Of
Innovalight Inc.	California
MECS Inc.	Delaware
New Asia Holdco B.V.	The Netherlands
Pioneer Hi-Bred International, Inc.	Iowa
PT Du Pont Agricultural Products Indonesia	Indonesia
Solae L.L.C.	Delaware
Sporting Goods Properties Inc.	Delaware

Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.